                                                                   Exhibit 1(c)

[Translation]

                     REGULATIONS OF THE BOARD OF DIRECTORS

Article 1.  (Purpose)

   The purpose of these Regulations shall be to govern the Board of Directors of the Company appropriately and smoothly.

Article 2.  (Amendment and Abolition)

   The amendment and abolition of these Regulations shall be subject to a resolution of the Board of Directors.

Article 3.  (Organization)

1. The Board of Directors shall be composed of all the Directors.

2. Corporate Auditors shall attend any meeting of the Board of Directors and express their opinions thereat, if deemed necessary by such Corporate Auditors.

Article 4.  (Competency)

   The Board of Directors shall determine the execution of business of the Company and supervise the execution of duties of the Directors.

Article 5.  (Meetings to be Held)

   A meeting of the Board of Directors shall be held once every month in general. Provided, however, that in case of urgency, an extraordinary meeting of the Board of Directors may be held.

Article 6.  (Person Entitled to Convene Meetings)

1. The Chairman & Co-CEO shall convene a meeting of the Board of Directors.

2. If the Chairman & Co-CEO is prevented from so acting, one of the other Representative Directors shall act in his place in the order previously determined by the Board of Directors.

3. From time to time, each Director may request the person entitled to convene meetings to convene a meeting of the Board of Directors by submitting a document stating the matters to be dealt with at the meeting.

4. Each Corporate Auditor may request the convocation of a meeting of the Board of Directors pursuant to laws and regulations.

Article 7.  (Notice of Convocation)

1. Notice of convocation of a meeting of the Board of Directors shall be dispatched to each Director and each Corporate Auditor at least three (3) days prior to the date of the meeting. Provided, however, that in case of urgency, such provision shall not apply.

2. If the unanimous consent of all the Directors and Corporate Auditors is obtained, the meeting of the Board of Directors may be held without taking the procedures for convening meetings.

Article 8.  (Chairman)

1. The Chairman & Co-CEO shall act as chairman at any meeting of the Board of Directors.

2. If the Chairman & Co-CEO is prevented from so acting, one of the other Representative Directors shall act in his place in the order previously determined by the Board of Directors.

Article 9.  (Resolution)

1. Unless otherwise provided in laws and regulations, resolutions of a meeting of the Board of Directors shall be adopted by a majority vote of the Directors present who shall constitute in number a majority of all the Directors.

2. Any Director who has special interests in any matter to be resolved as set out in the preceding paragraph may not participate in a resolution regarding such matter.

3. The number of Directors who may not participate in a resolution pursuant to the preceding paragraph shall not be included in the number of Directors stated in the first paragraph.

Article 10.  (Matters to be Resolved)

   The following matters shall be subject to the resolution of the Board of Directors.

    I. Matters related to basic policy of management of the group of the Company

   II. Matters provided for by laws and regulations and the Articles of
       Incorporation:

       1. Matters related to convocation of the General Meeting of Shareholders and items to be dealt with thereat;

       2. Matters related to approval of accounting documents and supplementary statements thereof;

       3. Matters related to interim dividends;

       4. Matters related to issuance of new shares;

       5. Matters related to disposal of treasury shares;

       6. Matters related to purchase of treasury shares;

       7. Matters related to purchase of treasury shares from subsidiaries;

       8. Matters related to cancellation of treasury shares;

       9. Matters related to splits and consolidation of shares;

      10. Matters related to transfers of additional paid-in capital and accumulated legal reserves to stated capital and free distribution thereof;

      11. Matters related to establishment, amendment and abolition of the Share Handling Regulations;

      12. Matters related to the transfer agent and its place of business;

      13. Matters related to issuance of bonds;

      14. Matters related to appointment of Representative Directors and Executive Directors;

      15. Matters related to appointment of Executive Officer and Managing Officer;

      16. Matters related to approval of transactions conducted by Director(s) in competition with the Company's interests and transactions conducted by Director(s) with the Company on his own behalf;

      17. Disposal and acquisition of material property;

      18. Borrowings of large amounts;

      19. Appointment and dismissal of important employees;

      20. Establishment, relocation and abolition of important corporate organizations; and

      21. Any other matters to be resolved at the Board of Directors pursuant to laws and regulations or the Articles of Incorporation.

  III. Important matters related to management of subsidiaries of the Company

   IV. Any other important matters

Article 11.  (Reports)

1. Directors shall report the state of execution of business of the Company to the Board of Directors. Provided, however, that the Representative Director may make reports on behalf of the Directors.

2. Any Director who has conducted a transaction in competition with the interests of the Company or a transaction with the Company on his own behalf shall report the material facts of such transaction to the Board of Directors.

Article 12.  (Minutes)

   The substance of the proceedings of a meeting of the Board of Directors and the results thereof shall be stated or recorded in the minutes, to which Directors and Corporate Auditors present thereat shall affix their respective names and seals or electronic signature; and the minutes shall be kept at the head office for ten (10) years.

                            Supplemental Provisions

These regulations shall become effective as from April 2, 2001.

                                  Amendments

On October 1, 2001   Article 10
On June 27, 2002     Article 3 and 12
On February 26, 2004 Article 10 II-14(newly established)
                     Article 10 II-15, 16, 17, 18, 19 and 20
On July 29, 2004     Article 10 II-6(newly established)
                     Article 10 II-7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20 and 21

                                                                          -End-